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CUSIP NO. 038334108	13D	Page 15 of 17

Exhibit 1

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of Apropos Technology, Inc.; and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this Agreement this 6th day of March, 2003.

By:	/s/ PATRICK K. BRADY Patrick K. Brady
By:	/s/ CATHERINE R. BRADY Catherine R. Brady
Brady Family Limited Partnership
By:	/s/ PATRICK K. BRADY Patrick K. Brady, general partner
Valor Capital Management, L.P.
By:	Kratky Management, LLC, General Partner
By:	/s/ JOHN M. KRATKY III John M. Kratky III, Managing Member
Kratky Management, LLC
By:	/s/ JOHN M. KRATKY III John M. Kratky III, Managing Member
By:	/s/ JOHN M. KRATKY III John M. Kratky III
By:	/s/ WILLIAM W. BACH William W. Bach

CUSIP NO. 038334108	13D	Page 16 of 17
Bach Family L.P.
By:	/s/ WILLIAM W. BACH William W. Bach, General Partner

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  Exhibit 1